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                                                                    EXHIBIT 10.1

                              SETTLEMENT AGREEMENT

         This Settlement Agreement (this "Agreement") is made effective as of June 30, 2003, by and between NEXUS CANYON PARK LLC, a Delaware limited liability company ("Nexus" or "Landlord"), and NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation ("NW Biotherapeutics" or "Tenant"), with reference to the following facts:

         Nexus is the landlord and NW Biotherapeutics is the tenant under that certain Lease dated October 22, 1999, as amended by that certain First Amendment to Lease dated April 15, 2003 (the "Lease"), for those certain premises consisting of approximately 34,104 square feet of Rentable Area in the Building located at 21720- 23rd Drive S.E., Bothell, Washington (the "Premises").

         The Lease terminates June 30, 2010. Tenant has indicated that it anticipates difficulty in completing the terms of the Lease. Landlord is willing to permit premature termination of the Lease and excuse future performance by Tenant of Lease obligations on the terms and conditions described below.

         NOW, THEREFORE in consideration of the promises and other valuable consideration described below, the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

         1. TERMINATION OF LEASE. The Lease is hereby terminated effective midnight, September 30, 2003. Concurrently with the execution of this Agreement, but subject to the provisions of Paragraph 2 below, Tenant shall pay the monthly installments of Basic Annual Rent and Operating Expenses for the months of June, July, August, and September, 2003. Nothing herein shall prevent Landlord from earlier terminating the Lease at any time after July 1, 2003 and Tenant shall not be entitled to any refund attributable to the remaining balance of the term through September 30, 2003.

         2. SECURITY DEPOSIT. Landlord and Tenant agree that concurrently with the execution of this Agreement, Landlord shall apply the proceeds of the security deposit held by Landlord under Article 9 of the Lease to payment of amounts owing for Basic Annual Rent and Operating Expenses for the months of June, July, August and September, 2003. Landlord and Tenant further agree that the balance of the security deposit held by Landlord is hereby forfeited by Tenant and shall be retained by Landlord as consideration, along with the additional consideration as set forth in paragraph 5 of this Agreement, for permitting premature termination of the Lease and excusing Tenant's future performance of Lease obligations.

         3. VACATION OF PREMISES. Landlord and Tenant acknowledge that Tenant has vacated the Premises as of June 30, 2003 and relinquished possession of the Premises to Landlord as of that date. Tenant hereby surrenders all fixtures and improvements with the Premises, except a dishwasher and sink, which has been removed by Tenant prior to vacating the Premises. All fixtures, equipment, improvements and other personal property remaining on the Premises after delivery of possession to Landlord shall be and become the property of Landlord, and Tenant waives and relinquishes any claim thereto. Landlord hereby accepts the Premises in

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their present state of repair, subject to Tenant's responsibility for Hazardous
Materials pursuant to Section 39.3 of the Lease.

         4. ENVIRONMENTAL ASSESSMENT. landlord acknowledges receipt of $2,500 from tenant as its contribution toward the cost of such environmental assessment(s) of the premises landlord elects to undertake. landlord further acknowledges completion of the phase I environmental assessment of the premises and elects not to perform a phase II assessment.

         5. STOCK. As additional consideration and concurrently with the execution of this Agreement, Tenant will issue to Landlord 90,000 unregistered shares of Tenant's stock, subject to such reasonable and customary restrictions as Tenant's board of directors may stipulate.

         6. PAYMENT OF JUNE EXPENSES. Tenant will reimburse Landlord, promptly upon receipt of the statement from Landlord, for water expenses and any other Operating Expenses for the month of June, 2003 which are separately billed to Tenant after receipt of the statement from the vendor or service provider; and will pay directly to the vendor or service provider expenses of Tenant's separately metered utilities and all maintenance contracts for HVAC equipment, deionized water system, elevator, and any and all other systems servicing the Premises for June, 2003. Concurrently with the execution of this Agreement, Tenant will provide to Landlord copies of all such service and maintenance contracts.

         7. RELEASE. As of June 30, 2003, Landlord and Tenant, each for itself and for its legal representatives and assigns, hereby releases and forever discharges the other party, and the other party's officers, directors, shareholders, employees, and agents, from any and all claims, demands, causes of action, liability and damages that the releasing party may now have, or that may subsequently accrue to the releasing party, whether known or unknown, and whether or not ascertainable at the time of the execution of this release, arising out of or related to the Lease, including, without limitation, any claims, demands, causes of action, liability and damages for failure of Tenant to pay rent or any other sums due or accruing under the Lease from and after June 30, 2003, subject to payment of amounts owing under this Agreement, provided, however, this release does not extend to, and Landlord does not release Tenant, from any liability arising under this Agreement or related to Hazardous Materials pursuant to Section 39.3 of the Lease. Provided Tenant complies with all of its obligations hereunder, Landlord shall not claim or declare any default by Tenant under, arising out of or related to the Lease.

         8. MEMORANDUM OF SETTLEMENT AGREEMENT. The parties agree to execute and record with the County Recorder of the County of Snohomish, Washington, a memorandum of this Agreement or other instrument reasonably necessary to release any interest in the property on which the Premises are situated created by the Lease.

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         9.       AUTHORITY TO EXECUTE AGREEMENT. Each person executing this
Agreement represents that he or she is fully authorized to execute and deliver this Agreement on behalf of such person or entity.

         10. VENUE. This Agreement shall be interpreted under the laws of the State of Washington. Venue for any cause of action arising out of or relating to this Agreement shall lie in the Snohomish County Superior Court.

         11. ATTORNEY FEES. In the event of litigation between the parties, declaratory or otherwise, in connection or arising out of this Agreement, the substantially prevailing party shall recover its costs, including expert's fees, and attorneys' fees actually incurred, including for appeals.

         Terms with an initial capital letter used herein which are not defined herein shall have the meanings given them in the Lease.

         IN WITNESS WHEREOF, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto have executed this Settlement Agreement on the dates indicated by their signatures below.

LANDLORD:

Dated: July 11, 2003

NEXUS CANYON PARK LLC
A Delaware limited liability company

By:      Canyon Nexus, Inc.
         A California corporation
         Its Manager

         By:      /s/ Michael J. Reidy
                  _____________________________
                  Michael J. Reidy
                  Chief Executive Officer

TENANT:

Dated: July 9, 2003

NORTHWEST BIOTHERAPEUTICS, INC.
A Washington corporation

By:    /s/ Daniel O. Wilds
       ___________________________________________
       Name:  Daniel O. Wilds
              ____________________________________
       Title: Chairman and Chief Executive Officer
              ____________________________________

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STATE OF CALIFORNIA )
                    ) ss.
COUNTY OF SAN DIEGO )

         On July 11, 2003, before me, the undersigned Notary Public in and for said County and State, personally appeared /s/ Michael J. Reidy

  X    personally known to me
_______

_______proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.                                [ S E A L ]

/s/ Corrine Gulutz
Signature of Notary

STATE OF WASHINGTON )
                    ) ss
COUNTY OF SNOHOMISH )

         I certify that I know or have satisfactory evidence that /s/ Daniel Wilds is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the CEO & Chairman of NORTHWEST BIOTHERAPEUTICS, INC., a corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

         Dated this 9th day of July, 2003.

                               /s/ Lorie Krois
                               _________________________________________________
                               Signature of Notary

                               Lorie Krois
         _______________________________________________________________________
                               Legibly Print or Stamp Name of Notary

                               Notary public in and for the state of Washington,

                               residing at 13616 30th Dr., SE, Bothell, WA 98012

                               My appointment expires July 19, 2005

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